2350 N. Sam Houston Parkway East Suite 125 Houston, Texas 77032 (281) 618-4700 Fax: (281) 618-4820

NEWS RELEASE

SOUTHWESTERN ENERGY ANNOUNCES CAPITAL PROGRAM

AND GUIDANCE FOR 2008

Gross Operated Production from Fayetteville Shale Tops 300 MMcf per Day, Up From 84 MMcf Per Day A Year Ago

Houston, Texas – December 19, 2007...Southwestern Energy Company (NYSE: SWN) today announced a planned capital investment program for 2008 of $1.46 billion. The company’s 2008 capital program includes $1.33 billion for its exploration and production (E&P) segment, $101 million for its midstream gathering segment and $25 million for its utility business and other corporate purposes.

“With a 35% increase in production volumes built into our plan, in 2008 we will focus on improving per well results in the Fayetteville Shale and narrowing the gap between our capital investments and our cashflow. 2008 could see further changes in our asset holdings as we seek to maximize returns and net asset value per share,” stated Harold M. Korell, President and Chief Executive Officer of Southwestern Energy.

“For the second year in a row, we plan to invest over $1 billion in the Fayetteville Shale play in Arkansas. With 19 rigs currently running in the area, we expect to participate in approximately 475 horizontal wells in 2008 (75% operated), up from approximately 400 wells in 2007. Of the planned operated wells in 2008, over 50% will be drilled with lateral lengths greater than 3,000 feet, over 50% will be developed on multi-well pads, and approximately 75% will be drilled with the benefit of our growing 3-D seismic database. We also plan to drill approximately 40 vertical wells in the play area targeting the shallower conventional reservoirs above the Fayetteville, up from 11 wells drilled in 2007. With this planned level of activity, our gross operated production from the Fayetteville Shale area alone could approximate 450 MMcf per day by year-end 2008, up from approximately 300 MMcf per day, a milestone we reached last week.”

Southwestern will maintain active drilling programs in its conventional Arkoma Basin and East Texas focus areas as well. In the company’s conventional Arkoma Basin drilling program, it plans to invest approximately $132 million in 2008 to drill 100 to 110 wells, including 40 wells in the Ranger Anticline area and 45 wells at its Midway area in Arkansas. The company also plans to invest approximately $122 million in East Texas, where it expects to drill approximately 40 wells, including 30 to 35 wells in its Angelina River Trend/Jebel prospect areas. Of these wells, approximately 10 to 15 are planned to be horizontal wells targeting the James Lime formation.

Southwestern also expects to invest $26 million in various other exploration and New Ventures projects, including drilling up to 3 vertical wells targeting the Marcellus Shale in

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Pennsylvania. In total, Southwestern plans to participate in 650 to 680 wells in 2008, compared to an estimated 640 wells drilled during 2007.

Of the $1.33 billion E&P capital budget for 2008, $1.09 billion (or 82%) will be invested in development and exploratory drilling, $61 million in seismic and other geological and geophysical (G&G) expenditures, $42 million in leasehold and $142 million in capitalized interest and expenses and other equipment, facilities and technology-related expenditures.

Approximately 95% of the $61 million budgeted for seismic and other G&G expenditures will be invested in the company’s Fayetteville Shale acreage in 2008. Southwestern plans to acquire an additional 370 square miles of 3-D seismic data in 2008 which, along with approximately 530 square miles of 3-D seismic data that it will have acquired by year-end 2007, will give the company seismic data on approximately 40% of its net acreage position in the Fayetteville Shale.

The company’s $1.46 billion 2008 capital program is expected to be funded by proceeds from internally-generated cash flow, borrowings under its revolving credit facility and/or funds raised in the public debt markets, and proceeds from the sale of the company’s utility business and non-core E&P assets. The company expects its long-term debt-to-total capitalization ratio to be approximately 38% at year-end 2008.

Southwestern Issues Guidance for 2008

Southwestern is targeting 2008 total oil and gas production of 148 to 152 Bcfe, an increase of approximately 35% over the company’s current forecasted 2007 production of 111 Bcfe. Approximately 90 to 95 Bcf of the 2008 targeted gas production is projected to come from the company’s activities in the Fayetteville Shale play, up from approximately 50 Bcf in 2007.

As of December 19, 2007, the company has approximately 102 Bcf of 2008 natural gas production hedged (approximately 70% of its targeted total) through a combination of fixed-priced swaps and collars with a weighted average floor price of $8.10 per Mcf. The company also has approximately 79 Bcf of natural gas hedged in 2009 through a combination of fixed-priced swaps and collars with a weighted average floor price of $8.17 per Mcf. Assuming a NYMEX commodity price for 2008 of $7.00 per Mcf of gas, the differential for the average price received for its gas production is expected to be approximately $0.80 to $0.90 per Mcf below the NYMEX Henry Hub index price, including the impact of the company’s basis hedges.

The company’s midstream segment is expected to generate approximately $27 to $30 million in operating income ($37 to $40 million in net income plus interest, income tax expense, depreciation, depletion and amortization also known as EBITDA, a non-GAAP measure; see “Explanation and Reconciliation of Non-GAAP Financial Measures” below) in 2008 from its gathering and marketing activities. The company projects the operating income from its utility business will be approximately $8 to $10 million for the first six months of 2008, assuming normal weather. Southwestern signed a Stock Sale and Purchase Agreement for the sale of its utility business in November 2007 for $224 million plus working capital. The transaction is subject to certain purchase price adjustments, closing conditions and regulatory approvals and is expected to close by mid-year 2008.

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In 2008, the company expects its net interest expense to be $68 to $73 million ($85 to $90 million before capitalization). Income taxes in 2008 are estimated at 38% and all are assumed to be deferred. Assuming NYMEX commodity prices for 2008 of $7.00 per Mcf of gas and $70.00 per barrel of oil, the company’s projected results for 2008 are as follows:

Estimated Production by Quarter in 2008

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Full-Year 2008
Total Production (Bcfe)	34.0 - 35.0	36.0 - 37.0	38.0 - 39.0	40.0 - 41.0	148.0 - 152.0

Estimated E&P Operating Expenses in 2008 ($ per Mcfe)

Lease Operating Expenses	$0.85 - $0.90
General & Administrative Expense	$0.42 - $0.47
Taxes, Other Than Income Taxes	$0.20 - $0.25
Full Cost Pool Amortization Rate (1)	$2.75 - $2.85

(1)

The company’s full cost pool amortization rate can vary from this estimate due to changes in the level of proved oil and gas reserves and changes in the levels of costs subject to depletion.

Other Operating Income and Expenses ($ in millions)

Midstream Operating Income	$27.0 - $30.0
Utility Operating Income (6 months)	$8.0 - $10.0
Minority Interest Deduction	$0.5 - $1.0
Net Interest Expense	$68.0 - $73.0
Income Tax Rate (100% Deferred)	38.0%

Assuming NYMEX commodity prices of $7.00 per Mcf of gas and $70.00 per barrel of oil for 2008, the company is targeting net income of $245 - $250 million and net cash provided by operating activities before changes in operating assets and liabilities (a non-GAAP measure; see “Explanation and Reconciliation of Non-GAAP Financial Measures” below) of $845 - $850 million in 2008. The company expects its operating income to approximate $470 - $475 million and its net income plus interest, income tax expense, depreciation, depletion and amortization (also known as EBITDA, a non-GAAP measure; see “Explanation and Reconciliation of Non-GAAP Financial Measures” below) to be approximately $900 - $905 million in 2008. The company has also provided additional price scenarios and their corresponding estimated financial results for 2008 in the table below:

NYMEX Commodity Prices	Net Income	Operating Income	Net Cash Flow (1)	EBITDA (1)
$6.00 Gas $60.00 Oil	$225 - $230 Million	$435 - $440 Million	$805 - $815 Million	$860 - $870 Million
$7.00 Gas $70.00 Oil	$245 - $250 Million	$470 - $475 Million	$845 - $850 Million	$900 - $905 Million
$8.00 Gas $80.00 Oil	$285 - $290 Million	$535 - $540 Million	$905 - $915 Million	$960 - $970 Million

(1)

Net cash provided by operating activities before changes in operating assets and liabilities and EBITDA are non-GAAP measures; see Explanation and Reconciliation of Non-GAAP Financial Measures below.

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Current Update on E&P Operations

Fayetteville Shale Play - At December 12, 2007, the company’s gross production rate from the Fayetteville Shale play was approximately 300 MMcf per day (225 MMcf per day net), including approximately 15 MMcf per day from 10 wells producing from conventional reservoirs in 7 pilot areas located in 4 counties. The graph below provides gross production data from the company’s operated wells in the Fayetteville Shale play area.

Gross operated production of approx.
300 MMcf/d as of December 12, 2007
Gross Production (MMcf/d)
350
300
250
200
150
100
50
0
Jan-06
Apr-06
Jul-06
Oct-06
Jan-07
Apr-07
Jul-07
Oct-07

The graph below provides normalized average daily production data through December 5, 2007, for the company’s horizontal wells using slickwater and crosslinked gel fluids. The “dark blue” curve is for horizontal wells fracture stimulated with either slickwater or crosslinked gel fluid systems and excludes 22 wells which had significant mechanical issues that are negatively impacting the wells’ production performance. The “red curve” indicates results for the company’s slickwater wells with lateral lengths greater than 3,000 feet. The normalized production curves provide a qualitative measure of the company’s Fayetteville Shale wells’ performance and should not be used to estimate an individual well’s estimated ultimate recovery. The 1.5, 2.0 and 2.5 Bcf typecurves are shown for reference purposes.

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Mcf/d
SW Horizontal Wells with Laterals > 3,000 Feet
39 25 18 12 6 2 2 1 1
3000
2500
2000
1500
1000
500
0
2.5 Bcf Typecurve
2.0 Bcf Typecurve
1.5 Bcf Typecurve
SW with Laterals > 3,000 Feet Excl. Mechanical Issues
SW/XL Excl. Mechanical Issues
0 30 60 90 120 150 180 210 240 270 300 330 360 390 420 450 480 510 540 570 600 630 660 690 720 750 780 810
Days of Production
Total Well Count
282 251 234 208 182 171 154 139 117 93 81 63 50 42 34 29 22 17 5 3 2 1 1

Notes: Data as of December 5, 2007.

East Texas - Southwestern is currently completing its first operated horizontal well targeting the James Lime formation, the Timberstar-Mills 1H, located on its Jebel prospect area in Shelby County, Texas. The well was drilled with a 5,650-foot lateral section.

New Ventures - Southwestern has acquired approximately 85,000 net acres in Pennsylvania under which it believes the Marcellus Shale is prospective. The company plans to spud its first vertical test in the Marcellus late in the first quarter of 2008.

Explanation and Reconciliation of Non-GAAP Financial Measures

Net cash provided by operating activities before changes in operating assets and liabilities is presented because of its acceptance as an indicator of an oil and gas exploration and production company’s ability to internally fund exploration and development activities and to service or incur additional debt. The company has also included this information because changes in operating assets and liabilities relate to the timing of cash receipts and disbursements which the company may not control and may not relate to the period in which the operating activities occurred. Net cash provided by operating activities before changes in operating assets and liabilities should not be considered in isolation or as a substitute for net cash provided by operating activities prepared in accordance with generally accepted accounting principles. The table below reconciles net cash provided by operating activities before changes in operating assets and liabilities with net cash provided by operating activities as derived from the company's financial information.

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2008 Guidance
NYMEX Commodity Price Assumptions
	$6.00 Gas	$7.00 Gas	$8.00 Gas
	$60.00 Oil	$70.00 Oil	$80.00 Oil
($ in millions)
Net cash provided by operating activities	$805-$815	$845-$850	$905-$915
Add back (deduct):
Assumed change in operating assets and liabilities	--	--	--
Net cash provided by operating activities before changes in operating assets and liabilities	$805-$815	$845-$850	$905-$915

EBITDA is defined as net income plus interest, income tax expense, depreciation, depletion and amortization. Southwestern has included information concerning EBITDA because it is used by certain investors as a measure of the ability of a company to service or incur indebtedness and because it is a financial measure commonly used in the energy industry. EBITDA should not be considered in isolation or as a substitute for net income, net cash provided by operating activities or other income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of the company's profitability or liquidity. EBITDA as defined above may not be comparable to similarly titled measures of other companies. Net income is a financial measure calculated and presented in accordance with generally accepted accounting principles. The table below reconciles 2008 forecasted EBITDA with 2008 forecasted net income.

2008 Guidance
Overall Corporate
	NYMEX Commodity Price Assumptions			Midstream
	$6.00 Gas	$7.00 Gas	$8.00 Gas	Services
	$60.00 Oil	$70.00 Oil	$80.00 Oil	Segment	(1)
($ in millions)
Net income	$225-$230	$245-$250	$285-$290	$15-$17
Add back:
Provision for income taxes - deferred	138-141	150-153	175-178	8-10
Interest expense	68-73	68-73	68-73	3-5
Depreciation, depletion and amortization	435-445	435-445	435-445	10-12
EBITDA	$860-$870	$900-$905	$960-$970	$37-$40

(1)

Midstream Services segment 2008 results assumes NYMEX commodity prices of $7.00 per Mcf for natural gas and $70.00 per barrel for crude oil.

Southwestern Energy Company is an integrated company whose wholly-owned subsidiaries are engaged in oil and gas exploration and production, natural gas gathering and marketing and natural gas distribution. Additional information on the company can be found on the Internet at http://www.swn.com.

Contacts:

Greg D. Kerley

Brad D. Sylvester, CFA

Executive Vice President

Manager, Investor Relations

and Chief Financial Officer

           (281) 618-4897

(281) 618-4803

All statements, other than historical financial information, may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements that address activities, outcomes and other matters that should or may occur in

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the future, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for the company's future operations, are forward-looking statements. Although the company believes the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements are not guarantees of future performance and actual results or developments may differ materially from those in the forward-looking statements. The company has no obligation and makes no undertaking to publicly update or revise any forward-looking statements. You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect the company's operations, markets, products, services and prices and cause its actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause the company's actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: the timing and extent of changes in market conditions and prices for natural gas and oil (including regional basis differentials); the timing and extent of the company's success in discovering, developing, producing and estimating reserves; the economic viability of, and the company's success in drilling, the company's large acreage position in the Fayetteville Shale play, overall as well as relative to other productive shale gas plays; the company's ability to fund the company's planned capital investments; the company's ability to determine the most effective and economic fracture stimulation for the Fayetteville Shale formation; the costs and availability of oil field personnel services and drilling supplies, raw materials, and equipment and services, including pressure pumping equipment and crews in the Arkoma Basin; the company's future property acquisition or divestiture activities; the effects of weather; increased competition; the impact of federal, state and local government regulation; the financial impact of accounting regulations and critical accounting policies; the comparative cost of alternative fuels; conditions in capital markets and changes in interest rates, and any other factors listed in the reports the company has filed and may file with the Securities and Exchange Commission (SEC). For additional information with respect to certain of these and other factors, see reports filed by the company with the SEC. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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